Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) April 29, 2026—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2026.
•Net sales increased 17% to $181.5 billion in the first quarter, compared with $155.7 billion in first quarter 2025. Excluding the $2.9 billion favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 15% compared with first quarter 2025.
•North America segment sales increased 12% year-over-year to $104.1 billion.
•International segment sales increased 19% year-over-year to $39.8 billion, or increased 11% excluding changes in foreign exchange rates.
•AWS segment sales increased 28% year-over-year to $37.6 billion.
•Operating income increased to $23.9 billion in the first quarter, compared with $18.4 billion in first quarter 2025.
•North America segment operating income was $8.3 billion, compared with $5.8 billion in first quarter 2025.
•International segment operating income was $1.4 billion, compared with $1.0 billion in first quarter 2025.
•AWS segment operating income was $14.2 billion, compared with $11.5 billion in first quarter 2025.
•Net income increased to $30.3 billion in the first quarter, or $2.78 per diluted share, compared with $17.1 billion, or $1.59 per diluted share, in first quarter 2025.
•First quarter 2026 net income includes pre-tax gains of $16.8 billion included in non-operating income from our investments in Anthropic.
•Operating cash flow increased 30% to $148.5 billion for the trailing twelve months, compared with $113.9 billion for the trailing twelve months ended March 31, 2025.
•Free cash flow decreased to $1.2 billion for the trailing twelve months, driven primarily by a year-over-year increase of $59.3 billion in purchases of property and equipment, net of proceeds from sales and incentives. This increase primarily reflects investments in artificial intelligence. This compares to free cash flow of $25.9 billion for the trailing twelve months ended March 31, 2025.
“We’re making customers’ lives easier and better every day across all our businesses, and their response is driving significant growth,” said Andy Jassy, President and CEO, Amazon. “AWS is growing 28% (our fastest growth in 15 quarters) on a very large base, our chips business topped a $20 billion revenue run rate (growing triple digits year-over-year), Advertising grew to over $70 billion in TTM revenue, and unit growth in our Stores reached 15% (the highest since the tail end of covid lockdowns). We also hit exciting milestones with delivery speed (more than 1 billion items same-day or overnight in 2026 and counting), Project Hail Mary (nearly $615 million at the box office to date and the second most successful non-sequel, non-franchise opening of recent memory), and Amazon Leo continues to resonate with prospective customers, with Delta Airlines the latest to sign on. We’re in the middle of some of the biggest inflections of our lifetime, we’re well positioned to lead, and I’m very optimistic about what’s ahead for our customers and Amazon.”
Some other highlights since the company’s last earnings announcement include that Amazon:
•Continued growing custom silicon business while also continuing to offer the broadest selection of compute options.
•Exceeded $20 billion annual revenue run rate for Amazon’s chips business—inclusive of Graviton, Trainium, and Nitro—which is growing triple-digit percentages year-over-year.

•Secured a commitment from OpenAI to consume approximately two gigawatts (GW) of Trainium capacity through AWS infrastructure to power its frontier models and advanced workloads, which begins ramping in 2027.
•Announced that Anthropic will secure up to five gigawatts (GW) of current and future generations of Amazon’s Trainium chips to train and power their advanced AI models.
•Landed 2.1 million+ AI chips over the past 12 months, more than half of which were Trainium, and announced one million+ NVIDIA GPUs to be deployed starting in 2026, giving customers the widest range of accelerated compute options.
•Announced a collaboration with Cerebras and plans to deliver through Amazon Bedrock the fastest AI inference speeds available for large language models, becoming the only cloud provider to offer a solution like this.
•Partnered with Uber to put Graviton4 chips to work on millions of daily rides and deliveries—matching riders with drivers in fractions of a second at lower cost—and leveraging Trainium3 to train the Al models that make every ride smarter over time.
•Signed an agreement with Meta, already an Amazon Bedrock customer at scale, to deploy tens of millions of AWS Graviton cores to power CPU-intensive workloads behind its agentic AI efforts, including real-time reasoning, code generation, and multi-step agent workflows.
•Announced new AWS agreements with OpenAI, Anthropic, Meta, NVIDIA, Uber, U.S. Bank, Fox Corporation, Southwest Airlines, U.S. Army, Bloomberg, Cerebras, AT&T, DTCC, Nokia, Fundamental, The National Geographic Society, NEURA Robotics, DXC, PGA TOUR, O2 Telefónica, NTT DOCOMO, Veolia, The Evri Group, Telenor, ModMed, Yotta Data Services, Parrot Analytics, U.S. Hunger, TGS, and more.
•Announced the preview of Amazon Bedrock Managed Agents, powered by OpenAI, a Stateful Runtime Environment available on Amazon Bedrock for AWS customers to build generative AI applications and agents at production scale.
•Announced OpenAI’s GPT-5.4 model is available to customers in limited preview on Amazon Bedrock, with GPT-5.5 coming soon.
•Announced the Amazon Quick desktop app, which can query email, calendar, Slack, local files, and several other applications to retrieve and summarize information, make recommendations, compose and send communications, and create agents that highlight or automatically do work. Users can keep refining their preferences and Quick’s advanced knowledge graph enables its AI agents to automatically learn from users’ interactions with others, becoming more personalized over time.
•Expanded Amazon Connect to include Connect Decisions, Connect Talent, Connect Customer, and Connect Health to help organizations transform supply chain operations, hiring, customer experience, and health care, without requiring teams to overhaul existing processes or become AI experts.
•Launched new capabilities for Amazon Bedrock AgentCore, AWS’s pioneering set of infrastructure building blocks for developers and companies to build secure, scalable agents that is now used to deploy an agent as frequently as every 10 seconds, including:
•AWS Agent Registry to help customers discover, share, and reuse AI agents, tools, and agent skills across an enterprise for secure, governed access to agents at scale.
•A new managed agent harness that allows customers to define the model, tools, and instructions an agent should use, and AgentCore automatically stitches together the infrastructure to create a running agent in minutes.
•The general availability of Policy in Amazon Bedrock AgentCore to control what agents can and cannot do, and of AgentCore Evaluations for automated quality assessments of agents.
•Announced the availability of Claude Mythos Preview, as part of Project Glasswing with Anthropic, in Amazon Bedrock. Claude Mythos Preview is a new class of AI model for cybersecurity and vulnerability detection that has been applied to critical AWS codebases and is available in gated research preview with enterprise-grade security controls.
•Announced availability of Claude Opus 4.7 in Amazon Bedrock—Anthropic’s most capable Opus model for coding, long-running agents, and professional work—which delivers enhanced privacy controls, broader regional availability, and improved throughput.

•Processed more tokens on Bedrock in the first quarter than all prior years combined, and Bedrock saw 170% growth in customer spend quarter-over-quarter.
•More than doubled the number of developers using Kiro quarter-over-quarter, and enterprise customer usage increased nearly tenfold.
•Launched Amazon Bio Discovery, an agentic AI application designed to accelerate drug discovery by giving scientists access to biological foundation models, an AI agent for experimental designs, and integrated lab partners for testing, which Memorial Sloan Kettering Cancer Center used to compress antibody design for potential pediatric cancer therapies from months to weeks.
•Shared that Prime Day will take place in most countries in June. Amazon’s annual shopping event delivers incredible savings to Prime members on millions of deals across more than 35 categories––from fashion and beauty to groceries, household essentials, and electronics.
•Expanded selection on Amazon.com, including more than 600 new notable brands, like Ted Baker, PAPATUI by Dwayne Johnson, Simpson Strong-Tie, Sun Mountain Golf, Kind Patches, ONDO, and Chosen Foods.
•Made Same-Day delivery even faster with new 1-hour and 3-hour delivery options on 90,000+ products in the U.S.—everything from paper towels and cleaning supplies to electronics. One-hour delivery is available in hundreds of cities and towns, and 3-hour delivery is in 2,000+ cities and towns.
•Launched availability of Amazon Now (ultra-fast delivery in 30-minutes or less) in parts of Tokyo and eight major cities in Brazil—bringing the total availability of Amazon Now to tens of millions of customers across nine countries—and plans to continue expanding the service in the U.S. and around the world this year.
•Introduced a new AI experience in Seller Central that dynamically generates a custom, personalized visualization of data, key insights, and scenarios tailored to the seller’s goals to help them take actions to grow their business.
•Launched “Join the chat,” a new feature in Amazon’s AI-powered “Hear the highlights,” that lets customers ask questions while listening to product summaries and get answers in real time. “Hear the highlights” has been used by millions of customers who have streamed over 40 million minutes of audio.
•Launched Health AI on the Amazon U.S. app and website, bringing a 24/7 AI-powered personal health agent backed by One Medical clinicians to customers. Health AI gives personalized health insights and guidance and takes action with permission, including providing instant care via messaging, booking appointments, and managing prescriptions. Virtual care visits have nearly tripled year-over-year, with a majority of those visits now via Health AI. No other major AI assistant enables care services in this way, and only Amazon offers up to five free virtual care visits through Prime.
•Announced plans to expand Same-Day Amazon Pharmacy delivery to nearly 4,500 U.S. cities and towns by year-end, with expanded GLP-1 selection, including Novo Nordisk’s Wegovy High Dose injectable and Eli Lilly and Company’s Zepbound KwikPen and Foundayo pill. In addition, Amazon launched a comprehensive GLP-1 Management Program through Amazon One Medical that integrates primary care, pharmacy, and virtual care options to help patients achieve lasting weight loss results.
•Introduced Sponsored Products and Brand Prompts in Rufus, Amazon’s AI shopping assistant. Prompts act as a virtual product expert, automatically surfacing relevant details and deepening shopper confidence at key moments in their shopping journey. Nearly 20% of shoppers who interact with a prompt in Rufus continue the conversation about that brand.
•Added Amazon Audiences for advertisers using Amazon Ads to buy advertising on Netflix, enabling brands to use Amazon’s proprietary shopping, streaming, and browsing signals, to reach relevant Netflix audiences and drive even stronger performance.
•Launched Creative Agent, an agentic AI solution for advertisers in Canada, France, Germany, India, Italy, Spain, and the UK. Creative Agent acts as a virtual creative partner, helping advertisers research, brainstorm, and generate full-funnel ad campaigns from concept to completion using conversational guidance and Amazon’s retail data.
•Generated nearly $615 million in global box office for Project Hail Mary to date, anchored by an $80 million+ U.S./Canada opening weekend—only the second non-sequel, non-franchise film in the last decade to exceed this mark.
•Debuted exclusive coverage of NBA SoFi Play-In Tournament, averaging nearly 2.8 million U.S. viewers on Prime Video across six exclusive broadcasts, up 18% compared to last year on cable.
•Announced planned acquisition of Globalstar, which will enable Amazon Leo to add direct-to-device services to its network, and that Amazon Leo will power satellite services for Apple iPhone and Apple Watch.

•Announced new customer agreements with Delta Air Lines to bring free, high-speed Amazon Leo-powered Wi-Fi to hundreds of aircraft beginning in 2028; Vodafone to extend mobile coverage across Europe and Africa; and the DP World Tour to provide satellite-powered connectivity across 42 professional golf tournaments annually.
•Completed its tenth launch of Amazon Leo’s satellites, bringing the number of satellites in orbit to 250+, with 20+ additional launches planned over the next year.
•Expanded Alexa+ to Mexico, the UK, Italy, and Spain and introduced new capabilities, including Alexa+ Personality Styles to customize how Alexa responds to questions and requests as well as Send to Alexa to share notebooks and documents from Kindle Scribe to Alexa.
•Began testing Zoox’s purpose-built robotaxi in Austin and Miami, expanded services in San Francisco and Las Vegas, and announced an agreement with Uber to bring Zoox robotaxis to the Uber app in Las Vegas and Los Angeles. Zoox has driven nearly 2 million miles and carried 350,000+ riders in its robotaxis.
•Continued making significant progress on safety—improving both Amazon’s Global Recordable Incident Rate and Global Lost Time Incident Rate by 14% year-over-year, and improving Global Recordable Incident Rate by 43% and Global Lost Time Incident Rate by 70% over the past six years.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of April 29, 2026, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates and energy prices, changes in global economic and geopolitical conditions, tariff and trade policies, resource and supply volatility, including for memory chips, and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, and the various factors detailed below.
Second Quarter 2026 Guidance
•Net sales are expected to be between $194.0 billion and $199.0 billion, or to grow between 16% and 19% compared with second quarter 2025. This guidance anticipates an unfavorable impact of approximately 10 basis points from foreign exchange rates.
•Operating income is expected to be between $20.0 billion and $24.0 billion, compared with $19.2 billion in second quarter 2025.
•This guidance assumes that Prime Day occurs in second quarter 2026.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.
Conference Call Information
A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
Forward-Looking Statements
These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, security incidents, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Additional Information
Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2026	2025	2026

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$82,312	$90,106	$73,332	$69,893
OPERATING ACTIVITIES:
Net income	17,127	30,255	65,944	90,798
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	14,262	18,945	55,373	70,439
Stock-based compensation	3,689	4,032	20,739	19,810
Non-operating expense (income), net	(2,817)	(15,632)	(3,539)	(27,695)
Deferred income taxes	507	12,798	(3,203)	23,761
Changes in operating assets and liabilities:
Inventories	(1,222)	1,622	(4,882)	(158)
Accounts receivable, net and other	1,247	(5,750)	(5,686)	(14,330)
Other assets	(3,402)	(3,811)	(15,184)	(16,041)
Accounts payable	(9,043)	(8,737)	5,211	11,537
Accrued expenses and other	(4,061)	(8,045)	(4,037)	(9,003)
Unearned revenue	728	355	3,167	(587)
Net cash provided by (used in) operating activities	17,015	26,032	113,903	148,531
INVESTING ACTIVITIES:
Purchases of property and equipment	(25,019)	(44,203)	(93,093)	(151,003)
Proceeds from property and equipment sales and incentives	764	969	5,115	3,704
Acquisitions, net of cash acquired, non-marketable investments, and other, net	48	(15,408)	(3,680)	(19,297)
Sales and maturities of marketable securities	7,737	17,686	22,748	54,335
Purchases of marketable securities	(13,333)	(23,256)	(37,373)	(64,693)
Net cash provided by (used in) investing activities	(29,803)	(64,212)	(106,283)	(176,954)
FINANCING ACTIVITIES:
Proceeds from short-term debt, and other	1,815	6,018	6,619	13,523
Repayments of short-term debt, and other	(2,082)	(6,109)	(6,738)	(12,453)
Proceeds from long-term debt	746	53,441	746	68,368
Repayments of long-term debt	—	—	(8,852)	(5,021)
Principal repayments of finance leases	(410)	(468)	(1,683)	(1,615)
Principal repayments of financing obligations	(116)	(115)	(695)	(327)
Net cash provided by (used in) financing activities	(47)	52,767	(10,603)	62,475
Foreign currency effect on cash, cash equivalents, and restricted cash	416	(1)	(456)	747
Net increase (decrease) in cash, cash equivalents, and restricted cash	(12,419)	14,586	(3,439)	34,799
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$69,893	$104,692	$69,893	$104,692
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt, net of capitalized interest	$236	$274	$1,825	$1,496
Cash paid for operating leases	3,562	4,315	12,571	15,791
Cash paid for interest on finance leases	71	102	284	326
Cash paid for interest on financing obligations	55	76	210	217
Cash paid for income taxes, net of refunds	877	1,323	12,727	8,741
Assets acquired under operating leases	4,321	6,239	15,992	21,848
Property and equipment acquired under finance leases, net of remeasurements and modifications	54	1,565	866	4,422
Increase (decrease) in property and equipment acquired but not yet paid	3,108	9,920	9,736	16,967

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2026

Net product sales	$63,970	$71,304
Net service sales	91,697	110,215
Total net sales	155,667	181,519
Operating expenses:
Cost of sales	76,976	87,463
Fulfillment	24,593	27,289
Technology and infrastructure	22,994	29,567
Sales and marketing	9,763	10,314
General and administrative	2,628	2,587
Other operating expense (income), net	308	447
Total operating expenses	137,262	157,667
Operating income	18,405	23,852
Interest income	1,066	1,135
Interest expense	(541)	(800)
Other income (expense), net	2,749	15,647
Total non-operating income	3,274	15,982
Income before income taxes	21,679	39,834
Provision for income taxes	(4,553)	(9,560)
Equity-method investment activity, net of tax	1	(19)
Net income	$17,127	$30,255
Basic earnings per share	$1.62	$2.82
Diluted earnings per share	$1.59	$2.78
Weighted-average shares used in computation of earnings per share:
Basic	10,603	10,743
Diluted	10,793	10,874

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended March 31,
	2025	2026

Net income	$17,127	$30,255
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(66) and $(13)	1,535	(764)
Unrealized gains (losses) on net investment hedging instruments, net of tax of $0 and $24	—	(85)
Available-for-sale debt securities:
Change in net unrealized gains (losses), net of tax of $(11) and $(340)	37	826
Less: reclassification adjustment for net losses (gains) included in “Other income (expense), net,” net of tax of $809 and $1,142	(2,454)	(3,337)
Net change	(2,417)	(2,511)
Other, net of tax of $1 and $(2)	2	(2)
Total other comprehensive income (loss)	(880)	(3,362)
Comprehensive income	$16,247	$26,893

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2025	2026

North America
Net sales	$92,887	$104,143
Operating expenses	87,046	95,876
Operating income	$5,841	$8,267

International
Net sales	$33,513	$39,789
Operating expenses	32,496	38,365
Operating income	$1,017	$1,424

AWS
Net sales	$29,267	$37,587
Operating expenses	17,720	23,426
Operating income	$11,547	$14,161

Consolidated
Net sales	$155,667	$181,519
Operating expenses	137,262	157,667
Operating income	18,405	23,852
Total non-operating income	3,274	15,982
Provision for income taxes	(4,553)	(9,560)
Equity-method investment activity, net of tax	1	(19)
Net income	$17,127	$30,255

Segment Highlights:
Y/Y net sales growth:
North America	8%	12%
International	5	19
AWS	17	28
Consolidated	9	17
Net sales mix:
North America	60%	57%
International	21	22
AWS	19	21
Consolidated	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2025	March 31, 2026

ASSETS
Current assets:
Cash and cash equivalents	$86,810	$101,816
Marketable securities	36,219	41,273
Inventories	38,325	36,534
Accounts receivable, net and other	67,729	75,532
Total current assets	229,083	255,155
Property and equipment, net	357,025	397,458
Operating leases	86,054	88,741
Goodwill	23,273	23,449
Other assets	122,607	151,827
Total assets	$818,042	$916,630
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$121,909	$124,749
Accrued expenses and other	75,520	71,120
Unearned revenue	20,576	20,887
Total current liabilities	218,005	216,756
Long-term lease liabilities	87,339	90,814
Long-term debt	65,648	119,074
Other long-term liabilities	35,985	48,072
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 11,246 and 11,269 shares issued; 10,731 and 10,754 shares outstanding)	112	113
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	140,024	143,979
Accumulated other comprehensive income (loss)	28,230	24,868
Retained earnings	250,536	280,791
Total stockholders’ equity	411,065	441,914
Total liabilities and stockholders’ equity	$818,042	$916,630

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$115,877	$113,903	$121,137	$130,691	$139,514	$148,531	30%
Operating cash flow -- TTM Y/Y growth	36%	15%	12%	16%	20%	30%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$77,658	$87,978	$102,953	$115,903	$128,320	$147,299	67%
Free cash flow -- TTM (1)	$38,219	$25,925	$18,184	$14,788	$11,194	$1,232	(95)%
Common shares and stock-based awards outstanding	10,876	10,876	10,952	10,955	10,953	10,949	1%
Common shares outstanding	10,593	10,613	10,660	10,687	10,731	10,754	1%
Stock-based awards outstanding	283	263	292	268	222	195	(26)%
Stock-based awards outstanding -- % of common shares outstanding	2.7%	2.5%	2.7%	2.5%	2.1%	1.8%	N/A
Results of Operations
Worldwide (WW) net sales	$187,792	$155,667	$167,702	$180,169	$213,386	$181,519	17%
WW net sales -- Y/Y growth, excluding F/X	11%	10%	12%	12%	12%	15%	N/A
WW net sales -- TTM	$637,959	$650,313	$670,038	$691,330	$716,924	$742,776	14%
WW net sales -- TTM Y/Y growth, excluding F/X	11%	11%	11%	11%	12%	13%	N/A
Operating income	$21,203	$18,405	$19,171	$17,422	$24,977	$23,852	30%
F/X impact -- favorable (unfavorable)	$14	$53	$153	$129	$23	$(33)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	60%	20%	30%	(1)%	18%	30%	N/A
Operating margin -- % of WW net sales	11.3%	11.8%	11.4%	9.7%	11.7%	13.1%	N/A
Operating income -- TTM	$68,593	$71,691	$76,190	$76,201	$79,975	$85,422	19%
Operating income -- TTM Y/Y growth, excluding F/X	86%	51%	40%	25%	16%	19%	N/A
Operating margin -- TTM % of WW net sales	10.8%	11.0%	11.4%	11.0%	11.2%	11.5%	N/A
Net income	$20,004	$17,127	$18,164	$21,187	$21,192	$30,255	77%
Net income per diluted share	$1.86	$1.59	$1.68	$1.95	$1.95	$2.78	75%
Net income -- TTM	$59,248	$65,944	$70,623	$76,482	$77,670	$90,798	38%
Net income per diluted share -- TTM	$5.53	$6.13	$6.55	$7.08	$7.17	$8.37	36%
______________________________
(1)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Y/Y % Change
Segments
North America Segment:
Net sales	$115,586	$92,887	$100,068	$106,267	$127,083	$104,143	12%
Net sales -- Y/Y growth, excluding F/X	10%	8%	11%	11%	10%	12%	N/A
Net sales -- TTM	$387,497	$394,043	$404,078	$414,808	$426,305	$437,561	11%
Operating income	$9,256	$5,841	$7,517	$4,789	$11,472	$8,267	42%
F/X impact -- unfavorable	$(49)	$(32)	$(46)	$(53)	$(73)	$(41)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	44%	18%	49%	(14)%	25%	42%	N/A
Operating margin -- % of North America net sales	8.0%	6.3%	7.5%	4.5%	9.0%	7.9%	N/A
Operating income -- TTM	$24,967	$25,825	$28,277	$27,403	$29,619	$32,045	24%
Operating margin -- TTM % of North America net sales	6.4%	6.6%	7.0%	6.6%	6.9%	7.3%	N/A
International Segment:
Net sales	$43,420	$33,513	$36,761	$40,896	$50,724	$39,789	19%
Net sales -- Y/Y growth, excluding F/X	9%	8%	11%	10%	11%	11%	N/A
Net sales -- TTM	$142,906	$144,484	$149,582	$154,590	$161,894	$168,170	16%
Operating income	$1,315	$1,017	$1,494	$1,199	$1,040	$1,424	40%
F/X impact -- favorable (unfavorable)	$6	$(56)	$338	$302	$319	$347	N/A
Operating income -- Y/Y growth (decline), excluding F/X	N/A	19%	324%	(31)%	(45)%	6%	N/A
Operating margin -- % of International net sales	3.0%	3.0%	4.1%	2.9%	2.1%	3.6%	N/A
Operating income -- TTM	$3,792	$3,906	$5,127	$5,025	$4,750	$5,157	32%
Operating margin -- TTM % of International net sales	2.7%	2.7%	3.4%	3.2%	2.9%	3.1%	N/A
AWS Segment:
Net sales	$28,786	$29,267	$30,873	$33,006	$35,579	$37,587	28%
Net sales -- Y/Y growth, excluding F/X	19%	17%	17%	20%	24%	28%	N/A
Net sales -- TTM	$107,556	$111,786	$116,378	$121,932	$128,725	$137,045	23%
Operating income	$10,632	$11,547	$10,160	$11,434	$12,465	$14,161	23%
F/X impact -- favorable (unfavorable)	$57	$141	$(139)	$(120)	$(223)	$(339)	N/A
Operating income -- Y/Y growth, excluding F/X	48%	21%	10%	11%	19%	26%	N/A
Operating margin -- % of AWS net sales	36.9%	39.5%	32.9%	34.6%	35.0%	37.7%	N/A
Operating income -- TTM	$39,834	$41,960	$42,786	$43,773	$45,606	$48,220	15%
Operating margin -- TTM % of AWS net sales	37.0%	37.5%	36.8%	35.9%	35.4%	35.2%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Y/Y % Change
Net Sales
Online stores (1)	$75,556	$57,407	$61,485	$67,407	$82,988	$64,254	12%
Online stores -- Y/Y growth, excluding F/X	8%	6%	10%	8%	8%	9%	N/A
Physical stores (2)	$5,579	$5,533	$5,595	$5,578	$5,855	$5,785	5%
Physical stores -- Y/Y growth, excluding F/X	8%	6%	7%	7%	5%	4%	N/A
Third-party seller services (3)	$47,485	$36,512	$40,348	$42,486	$52,816	$41,578	14%
Third-party seller services -- Y/Y growth, excluding F/X	9%	7%	10%	11%	10%	12%	N/A
Advertising services (4)	$17,288	$13,921	$15,694	$17,703	$21,317	$17,243	24%
Advertising services -- Y/Y growth, excluding F/X	18%	19%	22%	22%	22%	22%	N/A
Subscription services (5)	$11,508	$11,715	$12,208	$12,574	$13,122	$13,427	15%
Subscription services -- Y/Y growth, excluding F/X	10%	11%	11%	10%	12%	12%	N/A
AWS	$28,786	$29,267	$30,873	$33,006	$35,579	$37,587	28%
AWS -- Y/Y growth, excluding F/X	19%	17%	17%	20%	24%	28%	N/A
Other (6)	$1,590	$1,312	$1,499	$1,415	$1,709	$1,645	25%
Other -- Y/Y growth, excluding F/X	17%	4%	18%	7%	7%	25%	N/A

Stock-based Compensation Expense
Cost of sales	$205	$148	$250	$197	$182	$171	16%
Fulfillment	$697	$497	$880	$685	$641	$601	21%
Technology and infrastructure	$2,747	$2,060	$3,655	$2,697	$2,459	$2,286	11%
Sales and marketing	$916	$653	$1,207	$832	$753	$663	2%
General and administrative	$430	$331	$542	$436	$362	$311	(6)%
Total stock-based compensation expense	$4,995	$3,689	$6,534	$4,847	$4,397	$4,032	9%
Other
WW shipping costs	$28,549	$22,495	$23,370	$25,384	$31,492	$25,709	14%
WW shipping costs -- Y/Y growth	4%	3%	6%	8%	10%	14%	N/A
WW paid units -- Y/Y growth (7)	11%	8%	12%	11%	12%	15%	N/A
WW seller unit mix -- % of WW paid units (7)	62%	61%	62%	62%	61%	60%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,556,000	1,560,000	1,546,000	1,578,000	1,576,000	1,575,000	1%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	2%	3%	1%	2%	1%	1%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital media content subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(5)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(6)Includes sales related to various other offerings (such as shipping services, healthcare services, and certain licensing and distribution of video content) and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
amazon-ir@amazon.com	amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr